Atlas Financial Holdings Announces Closing of $25.0 Million Senior Notes Offering Company Release 04/26/17 CHICAGO—(BUSINESS WIRE)—Atlas Financial Holdings, Inc. (NASDAQ: AFH) (“Atlas” or the “Company”), today announced that it has closed its previously announced public offering of $25.0 million aggregate principal amount of 6.625% Senior Notes due 2022 (the “Notes”). The Company intends to use the net proceeds of the offering, together with cash on hand, for the repayment of $19.4 million in outstanding indebtedness under its secured credit facility (which will then be terminated), repurchases of common stock, supporting organic growth, and potential acquisitions, as well as for general corporate purposes. Sandler O'Neill + Partners, L.P. acted as sole book-running manager for the offering. Boenning & Scattergood, Inc. and American Capital Partners, LLC acted as co-managers. The Notes have been issued pursuant to an effective shelf registration statement (File No. 333-195495) (including a base prospectus) and a final prospectus supplement that has been filed with the Securities and Exchange Commission (the "SEC"). The Company has applied for the Notes to be listed on the Nasdaq Global Market and will provide the ticker symbol when it becomes available via the Investor Relations section of its website. This news release does not constitute an offer to sell or a solicitation of an offer to buy the notes described herein, nor shall there be any sale of the notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The notes offering is being made solely by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained without charge by visiting EDGAR on the SEC's website at www.sec.gov or by contacting Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, (866) 805-4128. About Atlas The primary business of Atlas is commercial automobile insurance in the United States, with a niche market orientation and focus on insurance for the "light" commercial automobile sector including taxi cabs, non-emergency paratransit, limousine/livery and business auto. The business of Atlas is carried on through its subsidiaries American Country Insurance Company, American Service Insurance Company, Inc., Gateway Insurance Company, Global Liberty Insurance Company of New York, Anchor Holdings Group, Inc., Anchor Group Management, Inc., and Plainview Premium Finance Company, Inc. Forward-Looking Statements This release includes forward-looking statements regarding Atlas and its insurance subsidiaries and businesses. Such statements are based on the current expectations of the management of each entity. The words "anticipate", "expect", "believe", "may", "should", "estimate", "project", "outlook", "forecast" or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company and its subsidiaries, including risks regarding the insurance industry, economic factors and the equity markets generally and the risk factors discussed in the "Risk Factors" section of the Company's registration statement on Form S-3 and the prospectus supplement. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Atlas and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. For more information about Atlas, please visit www.atlas-fin.com. ### At the Company: Atlas Financial Holdings, Inc. Scott Wollney, CEO Phone: 847-700-8600 swollney@atlas-fin.com www.atlas-fin.com Investor Relations: The Equity Group Inc. Adam Prior, Senior Vice President 212-836-9606 aprior@equityny.com www.theequitygroup.com Source: Atlas Financial Holdings, Inc.